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                                                                    Exhibit 23.1


                                 ARTHUR ANDERSEN


                                                     Arthur Andersen LLP
                                                     Suite 1800
                                                     200 Public Square
                                                     Cleveland, OH  44114


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in, or incorporated by reference, in this registration statement.



                                                       /s/  ARTHUR ANDERSEN LLP
                                                       ------------------------


Cleveland, Ohio
December 30, 1998